                                                   (Keith Wong)

EMPLOYMENT AGREEMENT

This Employment Agreement is effective as of  June 1, 2005 and is made and entered into by  ATC Technology Corp, with principal business address at 2101 E. Broadway,#30, Tempe, AZ (hereinafter sometimes called the "Employer"), and  Keith Wong, (hereinafter sometimes called the "Employee"). This agreement supercedes all the previous written or oral agreements between Employer and Employee.

WHEREAS, the Employee wishes to be employed by the Employer; and

WHEREAS, the Employer wishes to employ Employee; and

WHEREAS, the Employer and the Employee desire to set forth their employment relationship in writing pursuant to and in accordance with the terms and conditions set forth below:

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

1.

REPRESENTATIONS AND WARRANTIES OF EMPLOYER.

1.1

Employer represents and warrants that:

1.1.1

Employer Authority.  Employer has the right, power, legal capacity and authority to enter into, and perform Employer’s obligations under this Agreement, and that no approvals or consents of any persons are necessary in connection with this transaction or such consents have been approved.  This Agreement constitutes the valid and binding obligation of Employer enforceable against Employer in accordance with its terms.

1.1.2

No Conflict.  Employer has presently no existing conflict or breach with respect to this contract.

1.1.3

Disclosure.  No representation or warranty by Employer in this Agreement nor any statement, certificate, or information furnished or to be furnished to Employee pursuant hereto, or in connection with the Employer contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a fact necessary to make the statements contained herein not misleading.

1.2

Reliance.  The foregoing representations and warranties are made by Employer with knowledge and expectation that Employee is relying upon their truth and accuracy.

2.

REPRESENTATIONS AND WARRANTIES OF EMPLOYEE.

2.1

Employee represents and warrants that:

2.1.1

Employee's Authority.  Employee has the right, power, legal capacity and authority to enter into, and perform Employee's obligations under this Agreement, and that no approvals or consents of any persons are necessary.  This Agreement constitutes the valid and binding obligation of Employee, enforceable against Employee in accordance with its terms.

2.1.2

No Conflict.  Employee has presently no existing conflict or breach with respect to this contract.

2.1.3

Disclosure.  No representation or warranty by Employee in this agreement nor any statements, certificate, or information furnished or to be furnished to Employer pursuant hereto, or in connection with the employment contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a fact necessary to make the statements contained herein not misleading.

2.2

Reliance.  The foregoing representations and warranties are made by the Employee with knowledge and expectation that Employer is relying upon their truth and accuracy.

3.

EMPLOYMENT.  The Employer hereby agrees to hire the Employee as President, Chief Executive Officer and the Employee hereby agrees to serve the Employer in such capacities, upon the terms and conditions set forth in this Agreement.

            4.         COMPENSATION.  Employee shall be directly compensated for services for his full time employment in the annual amount of $240,000, effective June 1, 2005. The compensation amount may be adjusted as a result of an annual review following the first employment anniversary and thereafter.

5.

TERM.  This Agreement shall begin on the date entered above and shall continue until terminated as hereinafter provided.

6.

DUTIES AND STANDARDS.

6.1

The Employee is employed to render services to the Employer as determined by the Employer.

6.2

The Employer shall have the power to direct and control the activities of the Employee.

6.3

Employee shall work full time for the employer and devote all his energy and to the success of the enterprise.

7.

OWNERSHIP OF RECORDS.  All papers, records, charts and files including but not limited to company files and “client files” (on paper, on computer, etc.) shall belong to and  remain the property of the Employer.  Upon termination of the Employee's employment with Employer, Employee shall not be entitled to retain or reproduce such papers, records, charts and files.

8.         TIME OFF.

    8.1

            Vacations. Two weeks.

    8.2

            Personal Time / Sick Days, same as the other employees.

    8.3

            Employer observes only the following holidays: same as the other employees.

9.

REIMBURSEMENT OF EXPENSES.  All reasonable business related costs and expenses of Employee's activities under this Agreement, and of any facilities and equipment furnished by Employee in connection herewith, shall be paid the Employer.

10.

CONFIDENTIALITY.  The parties hereto further acknowledge, and confirm that this Agreement, the Exhibits and all other related documents and instruments as well as the economic terms and conditions of this Agreement shall remain confidential by and among the parties hereto only and their respective legal advisors.

11.

TERMINATION.

    11.1

        This Agreement shall terminate upon any one of the following occurring:

11.1.1

The death, insanity, partial disability or any sickness that renders Employee unable to perform duties for a continued period of ninety (90) days) or retirement of Employee;

11.1.2

The Employee's expulsion for "cause";

11.1.3

The Employer’s bankruptcy or impending bankruptcy or impending insolvency, which includes but not limited to Employer’s inability to pay, in a timely manner, wage, benefits and salary to Employee.

    11.2

        The Employee's employment hereunder may be terminated at any time by mutual agreement in writing.

12.

TERMINATION FOR CAUSE.

    12.1

        For purposes of this Agreement, "cause" shall mean:

12.1.1

Theft by Employee; including, but not limited to, using Employer assets for personal gain.

12.1.2

Employee dishonesty.

12.1.3

Employee's tardiness after notice.

12.1.4

Employee's material or substantial violation of the Employer's established policies.

12.1.5

Employee's refusal or failure to perform the duties assigned to Employee from time to time under this Agreement.

12.1.6

Drug or alcohol abuse by the Employee.

12.1.7 The Employee's conviction of a felony or any crime that reflects adversely on Employee or Employee's character.

12.1.8

Any conduct or action on the Employee's part that causes public discredit on Employee or on the Employer.

12.1.9

Any conduct that is deemed for "cause" under California Employment law, cases, statutes, or regulations.

13.

NON-COMPETE & GOOD FAITH COOPERATION.

13.1 The Employee agrees for a period of one year after the termination of this agreement, except for the reason of Employer filing for bankruptcy or Employer’s insolvency, that he will not compete with Employer in the markets that Employer is active in prior to the termination of this agreement.

13.2 During this period of time, except for the reason of Employer filing for  bankruptcy or Employer’s insolvency, the Employee agrees not to solicit any customers or suppliers of the Company. If any current or former customers, accounts, suppliers or vendors of the Employer make any inquiry or request information or advice with respect to continuing or maintaining their relationships with Employer after the effective date, Employee agrees that Employee will encourage and recommend that such inquiring party continue their relationship with Employer.

13.3 Employee agrees not to infringe on any of the Company’s pending patents, trademarks, copyrights or products that are either owned by the Company or being developed by the Company during the term of this agreement.

13.4 Employee further agrees not to take any action following the effective date which could discourage or cause any person, business or entity to terminate, discontinue or reduce the scope of their or its relationships with Employer.

14. NOTICE.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given via email or fax or registered mail or any of the commercial express mail service to the addresses as follows:

To Employer:   ATC Technology Corp

 2101 E. Broadway, #30, Tempe, AZ 85282

To Employee:  Keith Wong, 6348 E. Doubletree Ranch Road, Paradise Valley, AZ  85253

Any party may change its address for purposes of this section by giving the other party written notice of the new data in the manner set forth above.

15.   WAIVER OF JURY TRIAL.  Because disputes arising in connection with commercial matters are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes (if any) be resolved by a judge applying such applicable laws.  Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the parties arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement or matters related hereto.

16.

WAIVER.  A waiver of any of the terms and conditions of this Agreement shall not be construed as a general waiver by any Party, and the Party shall be free to reinstate any such term or condition, with or without notice.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a wavier of any other provision, whether or not similar; nor shall any waiver constitute a continuing waiver.

17.

ASSIGNMENT.  No Party may assign either this Agreement or any of his/her/its rights, interest, or obligations hereunder without prior written approval of the other Party.

  18.  COUNTERPARTS.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

       19. GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Arizona.  Each of the Parties hereby:

            19.1    irrevocably   consents  and  agrees  that   any  legal  or equitable action or proceeding arising under or in connection with this Agreement or to which an appeal may be taken in any such litigation shall be brought exclusively in any Federal or State court within the County of Maricopa, Arizona; and

            19.2     by execution and delivery of this Agreement, irrevocably  submits to and accepts, with respect to any such action or proceeding, for itself and in respect to any of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocable waives any and all rights such Party may now or hereafter have to object to such jurisdiction under the constitution or laws of the State of Arizona or the Constitution or laws of the United States of America or otherwise.

20. AMENDMENTS.  No amendment waiver, supplement, modification or variation of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

21. SEVERABILITY OR PARTIAL INVALIDITY.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     22. ATTORNEY’S FEES UPON BREACH. If any Party to this Agreement shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing Party shall pay to the prevailing Party its actual attorneys fees and all costs incurred in bringing such suit an/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.  Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys fees and costs incurred in enforcing such judgment. For the purposes of this Section, attorney’s fees shall include, without limitation, fees incurred in the following:

              22.1    costs of investigation;

              22.2    post-judgment motions;

              22.3    proceedings;

              22.4    garnishment, levy and debtor and third party examinations;
              22.5    discovery;

              22.6    bankruptcy litigation; and

              22.7    fees for paralegals and legal assistants.

23. NO THIRD PARTY BENEFICIARIES.  Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under, or by reason of, this Agreement on any persons other than the Parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any Party to this Agreement.

24. HEADINGS.  The subject headings of the Articles, Sections and paragraphs of this Agreement are included for purposes of convenience only and shall not control nor affect the meaning, construction or interpretation of any of its provisions, nor limit the scope or intent of any of its provisions.

25. CONSTRUCTION.  The Parties hereto acknowledge and agree that:

               25.1    Each Party has participated in the drafting of this Agreement;

               25.2    Each Party is represented by legal counsel or has had the opportunity to have this document reviewed by their legal counsel and has waived  such review and counsel.

               25.3   The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be applied to the interpretation of this Agreement; and

               25.4     No inference in favor of, or against, any Party shall be drawn from the fact that one Party has drafted any portion hereof.

               25.5    No significance is to be attached to the use of singular or plural designations or the use of the masculine, feminine or neuter gender in this Agreement.  Each designation or gender shall be construed to include the others where appropriate.

               25.6    The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.  Any reference to any federal, state, local, statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

               25.7    Should any part of this Agreement or transaction be held invalid or unenforceable by a court of competent jurisdiction, or any administrative agent with jurisdiction over the matter, the other parts shall remain in full force and effect and be enforceable.

26.

BINDING.   This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and permitted assigns.

27.

TIME IS OF THE ESSENCE.  Time is of the essence.

28.

 PRIOR REPRESENTATIONS. No prior representations, promises, agreements or understanding, written or oral, not contained or referred to in this Agreement shall be of any force and effect.

29.

 ATTACHMENT(S): The attached Schedule(s), if any, as from time to time amended or modified, shall be deemed an integral part of this Agreement and governed by the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date set forth below.

EMPLOYER:

EMPLOYEE:

Date: June 1, 2005

            Date: June 1, 2005

/s/ Keith Wong                                                             /s/ Keith Wong

______________________________

_____________________________

ATC Technology Corp

Keith Wong, an individual

Keith Wong, President

Date: June 1, 2005

Witness: /s/ Norm Klein

Norm Klein, Chief Executive Officer